Exploration and Production


Canada
Lake Ontario
NY
Buffalo
Lake Erie
Erie
Seneca Resources
PA
CA
TX
LA

Pipeline & Storage


Canada
Lake Ontario
NY
Buffalo
Lake Erie
Erie
PA
Storage Areas
System Pipelines

Utility



Canada
Lake Ontario
Lake Erie
NY
PA
Distribution Corporation Service Area

Energy Marketing


Canada
Lake Ontario
NY
Rochester
Syracuse
Buffalo
Lake Erie
Albany
Binghamton
Erie
PA
National Fuel Resources Marketing Area